EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 21, 2002 on our audit of the financial statements of Axonyx Inc. included in its 2001 annual report on Form 10-K. We also consent to the reference to our Firm as experts in such Registration Statement.

/s/ Eisner LLP

(formerly Richard A. Eisner & Company, LLP)

New York, New York
February 7, 2003